SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549
                              ----------------

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
                              ----------------

                               APRIL 16, 1999
              Date of Report (Date of Earliest Event Reported)


                            NIAGARA CORPORATION
             (Exact Name of Registrant as Specified in Charter)


        Delaware                        0-22206                 59-3182820
 (State or Other Jurisdiction    (Commission File Number)   (I.R.S. Employer
       Of incorporation)                                    Identification No.)

                             667 Madison Avenue
                             New York, New York
                  (Address of Principal Executive Offices)

                                   10021
                                 (ZIP CODE)

                               (212) 317-1000
            (Registrant's Telephone Number, Including Area Code)

                               Not Applicable
                 (Former Name or Former Address, If Changed
                             Since Last Report)



            Item 5.    Other Events.

            On April 16, 1999, Niagara Corporation, a Delaware corporation (the "Registrant"), and Niagara LaSalle (UK) Limited, an English company and a wholly owned subsidiary of the Registrant ("Niagara UK"), entered into a Sale of Business Agreement (the "Sale of Business Agreement") with Glynwed International plc, an English company ("Glynwed"), and Glynwed Steels Limited, an English company and a subsidiary of Glynwed ("Glynwed Steels"), pursuant to which Niagara UK has agreed to purchase, and Glynwed Steels has agreed to sell, the equipment, inventory and certain other assets (collectively, the "Assets") of Glynwed's steel bar division (the "Division"). As consideration for the purchase (the "Acquisition") of the Assets, Niagara UK has agreed to pay Glynwed Steels, upon consummation of the Acquisition, 21,202,000 pounds sterling, subject to a post closing adjustment to reflect the amount by which the value of the Net Assets Transferred (as defined in the Sale of Business Agreement) is more or less than 24,796,000 pounds sterling. Copies of the Sale of Business Agreement and the press release announcing the execution thereof are attached hereto as Exhibits 10.1 and 99.1, respectively.

            In connection with the execution of the Sale of Business Agreement, Niagara and Niagara UK entered into two property agreements (the "Property Agreements") on April 16, 1999, with Glynwed (in one case) and Glynwed Property Management Limited and Glynwed Properties Limited, each an English company and a subsidiary of Glynwed. The Property Agreements contemplate that subject to consummation of the Acquisition, Niagara UK will lease or sublease 10 operating facilities (the "Operating Leases") and accept assignments of the leases for 5 sales offices. Pursuant to the Property Agreements and the agreed forms of lease and related agreements
(i) the initial term of the lease would be 10 years for 9 of the Operating Leases and 5 years for the remaining Operating Lease at rents specified in the Property Agreements, (ii) each Operating Lease could be terminated by Niagara UK on one year's notice and (iii) Niagara UK would have the right to purchase seven of the operating facilities at prices specified in the Property Agreements (which total 9,468,000 pounds sterling), or renew the leases with respect thereto for an additional term of 15 years at open market rates. Copies of the Property Agreements are attached hereto as Exhibits 10.2 and 10.3, respectively.

            The Acquisition is subject to (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and (ii) the absence of any injunction or restraining order issued by any court of competent jurisdiction which restrains or prohibits closing of the Acquisition. If these conditions are not satisfied on or before May 31, 1999, the Sale of Business Agreement will automatically terminate unless the parties agree otherwise. In addition, Niagara UK may elect not to close the Acquisition for any material breach of Glynwed Steels' warranties or the occurrence of anything having a Material Adverse Effect (as defined in the Sale of Business Agreement) on the Division.

            The Division is engaged in the business of manufacturing hot rolled and cold finished steel bars and distributing the same primarily in the United Kingdom.

            Item 7.    Financial Statements, Pro Forma Financial
                       Information and Exhibits.

            (c)   Exhibits.

10.1 Sale of Business Agreement, dated April 16, 1999, between Glynwed Steels Limited, Glynwed International plc, Niagara LaSalle (UK) Limited and Niagara Corporation.

10.2 Property Agreement, dated April 16, 1999, between Glynwed Property Management Limited, Glynwed Properties Limited, Niagara LaSalle
            (UK) Limited, Niagara Corporation and Glynwed International plc.

10.3 Agreement For Lease of Unit 6-8 Eagle Industrial Estate, dated April 16, 1999, between Glynwed Property Management Limited, Glynwed Properties Limited, Niagara LaSalle (UK) Limited and Niagara Corporation.

99.1        Press Release dated April 19, 1999.



                                 SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          NIAGARA CORPORATION


                                          By: /s/ Marc J. Segalman
                                             ---------------------------
                                             Name:  Marc J. Segalman
                                             Title: Vice President

Date:  April 27, 1999



                               EXHIBIT INDEX


Exhibit No.               Description                                Page No.
-----------               -----------                                --------

10.1 Sale of Business Agreement, dated April 16, 1999, between Glynwed Steels Limited, Glynwed
               International plc, Niagara LaSalle (UK) Limited and Niagara Corporation.

10.2 Property Agreement, dated April 16, 1999, between Glynwed Property Management Limited, Glynwed Properties Limited, Niagara LaSalle (UK) Limited, Niagara Corporation and Glynwed International plc.

10.3 Agreement For Lease of Unit 6-8 Eagle Industrial Estate, dated April 16, 1999, between Glynwed Property Management Limited, Glynwed Properties Limited, Niagara LaSalle (UK) Limited and Niagara Corporation.

99.1           Press Release dated April 19, 1999.